THE SECURITIES WHICH ARE REPRESENTED BY THIS INSTRUMENT, AND ANY SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THE OPTION CONTAINED HEREIN, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS. SUCH SECURITIES HAVE BEEN OR WILL BE ACQUIRED FOR INVESTMENT PURPOSES ONLY AND NOT A VIEW TO DISTRIBUTION OR RESALE, MAY NOT BE SOLD, TRANSFERRED, MADE SUBJECT TO A SECURITY INTEREST, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS AND UNTIL REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER ALL APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL FOR THE COMPANY IS RECEIVED TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR LAWS.

                  10% PROMISSORY NOTE AND STOCK OPTION

$ 3794                                                      New York, New York
                                                            September, 1996


FOR VALUE RECEIVED, the undersigned ATLANTIS AQUAFARM, INC., a New York corporation (the "Company") hereby promises to pay to James Dimino ("Holder") the principal amount of US$3794 as hereinafter provided, together with interest (computed on the basis of a 360-day year of twelve thirty-day months) on the unpaid principal amount hereof at the rate of 10% per annum from the date hereof to maturity, except as set forth below.

The principal of this Note shall be due and payable on the last day of the 12th month after the date of this Note. At the option of the Company, the unpaid principal amount of this Note may be prepaid, in whole or in part, from time to time, without penalty or premium . Upon any prepayment of this Note, the Company shall, at the time of prepayment pay all interest accrued, to the date of prepayment. All payments of principal and interest shall be made at the office of the Company at 39 Bushwick Street, Melville, NY 11747 or such other place as the Company may have designated by written notice to the holder as its then principal office.

Additionally, the Holder of this Note shall have the option to acquire certain common stock in connection with any proposed private or public offering of such stock. Holder shall be entitled to acquire an amount of common stock equal to twice the original principal amount of this Note divided by [the issue price] of such stock at an exercise price of $ .50 per share. Such option may only be exercised by written notice (the "Exercise Notice") from Holder delivered to the Company at any time after the date hereof but prior to the ninetieth (90th) day after the completion of the minimum requirements of the initial offering (the "Minimum Underwriting"), if any, of the Company's common stock. The Exercise Notice must be accompanied by a certified or bank check for the aggregate purchase price of all shares being acquired and by a Stock Purchase Agreement in form and substance satisfactory to the Company.

Time will be of the essence in connection with all facets of the option.

Notwithstanding the foregoing, unless the Minimum Underwriting is accomplished within 365 days of the date hereof, the option contained herein shall terminate.

All notices desired or required to be given pursuant to this Agreement shall be in writing (for the purposes of this paragraph a telegram, telecopy or telex shall be a writing) sent by certified or registered mail if mailed, return receipt requested, or shall be delivered personally with receipt acknowledged in writing, to the appropriate parties at their addresses set forth above, with a copy of each notice to:

      If to the Company to:         ATLANTIS AQUAFARM, INC.
                                    39 Bushwick Street
                                    Attention: Patrick Trimble
                                    Telecopy: (516) 351-5987

      If to Holder to:              175 27th Street
                                    Brooklyn, New York



Any notice so sent by registered  or certified  mail shall be deemed given three
(3) days after the date of mailing. All other notices shall be deemed given when actually received by the party to whom the same is directed or that party's agent. A notice may be given either by a party or by such party's attorney and the parties hereby designate their respective attorneys as their agents to send or receive such notices.

This Note may not be amended and no term, covenant, agreement or condition of this Note may be waived except by a writing signed on behalf of each party and any such amendment or waiver shall be effective only to the extent set forth in that writing.

Except as may otherwise be provided herein, this Note shall be governed by, and interpreted and construed in accordance with, the law of the State of New York without regard to any such law that would require the application of the laws of any other jurisdiction. In no case shall the interest on this Note exceed the maximum amount which may be charged or collected under applicable law, and any such excess interest paid shall be refunded to the undersigned or applied to the principal owing hereunder.

                                    ATLANTIS AQUAFARM, INC.


                                    By: /s/Graeme Chambers
                                    ----------------------
                                    Graeme Chambers, Secretary

                                    By: /s/James Dimino
                                    -------------------
                                    James Dimino, Director


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